Exhibit 4.3

ROYAL BANK OF SCOTLAND PLC

OFFICER’S CERTIFICATE OF CORPORATE AUTHORIZATION PURSUANT TO SECTION 3.01 OF THE INDENTURE

3.400% Senior Notes due August 23, 2013

August 24, 2010

Pursuant to the resolutions of the Committee of the Board of Directors of The Royal Bank of Scotland plc (the “Company”) dated August 12, 2010, provided as Exhibit A hereto and pursuant to Section 3.01 of the senior debt securities indenture dated August 13, 2010 (the “Indenture”), by and between the Company, as issuer, The Royal Bank of Scotland Group plc, as guarantor, and The Bank of New York Mellon, London Branch, as trustee:

I, Jan Cargill, Deputy Secretary of the Company, approve the terms of the Senior Notes and, subject to Article 9 of the Indenture, hereby certify as follows:

(a)  The titles of of the Senior Notes shall be “3.400% Senior Notes due August 23, 2013” (the “Senior Notes”);

(b)  The aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture shall not initially exceed $1,500,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the Senior Notes shall be payable on August 23, 2013;

(d)  The Senior Notes shall be issued in global registered form on August 24, 2010 and shall bear interest from August 24, 2010 at an annual rate of 3.400%, payable semi-annually on February 23 and August 23 (each, an “Interest Payment Date”).  Interest on the Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.  The Regular Record Dates for the Senior Notes will be the ninth day of each February and August, whether or not a Business Day, preceeding the relevant Interest Payment Date;

(e)  No premium, upon redemption or otherwise, shall be payable by the Company on the Senior Notes;

(f)  Principal of and any interest on the Senior Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)  The Senior Notes shall not be redeemable except as provided in Section 11.08 of the Indenture.  In connection with any redemption of Senior Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be August 24, 2010;

(h)  Other than with respect to any redemption of the Securities pursuant to Section 11.08 of the Indenture, the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or analogous provision;

(i)  The Senior Notes shall be issued only in denominations of $1,000 and integral multiples of $1,000;

(j)  The principal amount of the Senior Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(k)  Additional Amounts shall only be payable on the Senior Notes pursuant to Section 10.04 of the Indenture;

(l)  The Senior Notes shall not be coverted into or exchange at the option of the Company or otherwise for stock or other securities of the Company;

(m)  The Senior Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of (and premium, if any) or interest, if any, on the Senior notes shall be payable in the coin or currency of the United States of America;

(o)  The payment of principal of (and premium, if any) or interest, if any, on the Senior notes shall be payable only in the coin or currency in which the Senior Notes are denominated which, pursuant to (n) above, shall be the coin or currency of the United States of America;

(p)  The Senior Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(q)  The Senior Notes will not be issued in definitive form;

(r)  There is no Calculation Agent for the Senior Notes;

(s)  The Events of Default on the Senior Notes are as provided for in the Indenture;

(t)  The form of the Senior Note is attached as Exhibit B hereto, including the guarantee endorsed thereon;

(u) The Company may issue additional Senior Notes (“Additional Senior Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public and issue date, provided that such Additional Senior Notes must be issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.  Any such Additional Senior Notes, together with the Senior Notes will constitute a single series of securities under the Indenture.

The resolutions set forth in Exhibit A hereto (i) have been duly adopted by an authorized committee of the Board of Directors of Company and (ii) are in full force and effect as of the date hereof;

All terms used but not defined herein shall have the meaning provided in the Indenture.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Signed:	/s/ Jan Cargill
	Name:	Jan Cargill
	Title:	Deputy Secretary

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ROYAL BANK OF SCOTLAND PLC

OFFICER’S CERTIFICATE OF CORPORATE AUTHORIZATION PURSUANT TO SECTION 3.01 OF THE INDENTURE

Senior Notes Floating Rate Notes due August 23, 2013

August 24, 2010

Pursuant to the resolutions of the Committee of the Board of Directors of The Royal Bank of Scotland plc (the “Company”) dated August 12, 2010, provided as Exhibit A hereto and pursuant to Section 3.01 of the amended and restated senior debt securities indenture dated August 13, 2010 (the “Indenture”), by and between the Company, as issuer, The Royal Bank of Scotland Group plc, as guarantor, and The Bank of New York Mellon, London Branch, as trustee:

I, Jan Cargill, Deputy Secretary of the Company, approve the terms of the Senior Notes and, subject to Article 9 of the Indenture, hereby certify as follows:

(a)  The title of of the Senior Notes shall be “Senior Notes Floating Rate Notes due August 23, 2013” (the “Senior Notes”);

(b)  The aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture shall not initially exceed $750,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the Senior Notes shall be payable on August 23, 2013;

(d)  The Senior Notes shall be issued in global registered form on August 24, 2010 and shall bear interest from August 24, 2010 payable quarterly on the 23rd day of each November, February, March and August (each, an “Interest Payment Date”).

The interest rate for the Senior Notes for the first Floating Rate Interest Period (as defined below) will be LIBOR (as defined below) as determined on August 19, 2010  plus the Spread. Thereafter, the interest rate for any Floating Rate Interest Period will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread, in each case calculated on the basis of a 360-day year and the actual number of days elapsed. The Spread is 242 basis points.

Interest on the Senior Notes will be paid quarterly in arrears on the 23rd day of each November, February, May, and August of each year, commencing November 23, 2010 (each a “Floating Rate Interest Payment Date”). However, if a Floating Rate Interest Payment Date would fall on a day that is not a business day, the Floating Rate Interest Payment Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Floating Rate Interest Payment Date will be the immediately preceding business day. In each such case, except for the Floating Rate Interest Payment Date falling on the maturity date, the Floating Rate Interest Periods (as defined below) and the Interest Reset Dates (as defined below) will be adjusted accordingly to calculate the amount of interest payable on the notes.

The interest rate will be reset on November 23, February 23, May 23 and August 23 of each year, commencing August 23, 2010 (each, an “Interest Reset Date”). However, if any Interest Reset Date would otherwise be a day that is not a business day, that Interest Reset Date will be postponed to the next succeeding day that is a business day, except that if the business day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding business day.

The first interest period will be the period from and including the original issue date to but excluding the immediately succeeding Interest Reset Date. Thereafter, the interest periods will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

The calculation agent in respect of the Senior Notes will determine LIBOR (as defined below) for each Floating Rate Interest Period at approximately 11:00 a.m., London time on the second London business day prior to the first day of such Floating Rate Interest Period (an “Interest Determination Date”). LIBOR for the first Floating Rate Interest Period will be determined at approximately 11:00 a.m., London time on August 19, 2010.

“LIBOR” means, with respect to any Interest Determination Date, the offered rate for deposits of US dollars having a maturity of three months that appears on the Reuters Screen LIBOR01 display page, or any successor page, on Reuters or any successor service (or any such other service(s) as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for US dollar deposits) (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if the banks so selected are not quoting as mentioned above, the then-existing LIBOR rate will remain in effect for such Interest Period.

The interest rate on the Senior Notes will in no event be higher than the maximum rate permitted by law;

(e)  No premium, upon redemption or otherwise, shall be payable by the Company on the Senior Notes;

(f)  Principal of and any interest on the Senior Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)  The Senior Notes shall not be redeemable except as provided in Section 11.08 of the Indenture.  In connection with any redemption of Senior Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be August 24, 2010;

(h)  Other than with respect to any redemption of the Securities pursuant to Section 11.08 of the Indenture, the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or analogous provision;

(i)  The Senior Notes shall be issued only in denominations of $1,000 and integral multiples of $1,000;

(j)  The principal amount of the Senior Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(k)  Additional Amounts shall only be payable on the Senior Notes pursuant to Section 10.04 of the Indenture;

(l)  The Senior Notes shall not be coverted into or exchange at the option of the Company or otherwise for stock or other securities of the Company;

(m)  The Senior Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of (and premium, if any) or interest, if any, on the Senior notes shall be payable in the coin or currency of the United States of America;

(o)  The payment of principal of (and premium, if any) or interest, if any, on the Senior notes shall be payable only in the coin or currency in which the Senior Notes are denominated which, pursuant to (n) above, shall be the coin or currency of the United States of America;

(p)  The Senior Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(q)  The Senior Notes will not be issued in definitive form;

(r)  The Calculation Agent for the Senior Notes will be The Bank of New York Mellon pursuant to the terms of a Calculation Agency Agreement dated August 24, 2010;

(s)  The Events of Default on the Senior Notes are as provided for in the Indenture;

(t)  The form of the Senior Note is attached as Exhibit B hereto, including the guarantee endorsed thereon;

(u) The Company may issue additional Senior Notes (“Additional Senior Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public and issue date, provided that such Additional Senior Notes must be issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.  Any such Additional Senior Notes, together with the Senior Notes will constitute a single series of securities under the Indenture.

The resolutions set forth in Exhibit A hereto (i) have been duly adopted by an authorized committee of the Board of Directors of Company and (ii) are in full force and effect as of the date hereof;

All terms used but not defined herein shall have the meaning provided in the Indenture.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Signed:	/s/ Jan Cargill
	Name:	Jan Cargill
	Title:	Deputy Secretary

ROYAL BANK OF SCOTLAND PLC

OFFICER’S CERTIFICATE OF CORPORATE AUTHORIZATION PURSUANT TO SECTION 3.01 OF THE INDENTURE

5.625% Senior Notes due August 24, 2020

August 24, 2010

Pursuant to the resolutions of the Committee of the Board of Directors of The Royal Bank of Scotland plc (the “Company”) dated August 12, 2010, provided as Exhibit A hereto and pursuant to Section 3.01 of the amended and restated senior debt securities indenture dated August 13, 2010 (the “Indenture”), by and between the Company, as issuer, The Royal Bank of Scotland Group plc, as guarantor, and The Bank of New York Mellon, London Branch, as trustee:

I, Jan Cargill, Deputy Secretary of the Company, approve the terms of the Senior Notes and, subject to Article 9 of the Indenture, hereby certify as follows:

(a)  The titles of of the Senior Notes shall be “5.625% Senior Notes due August 24, 2020” (the “Senior Notes”);

(b)  The aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture shall not initially exceed $1,500,000,000 (except as otherwise provided in the Indenture);

(c)  Principal on the Senior Notes shall be payable on August 24, 2020;

(d)  The Senior Notes shall be issued in global registered form on August 24, 2010 and shall bear interest from August 24, 2010 at an annual rate of 5.625%, payable semi-annually on February 24 and August 24 (each, an “Interest Payment Date”).  Interest on the Senior Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.  The Regular Record Dates for the Senior Notes will be the tenth day of each February and August, whether or not a Business Day, preceeding the relevant Interest Payment Date;

(e)  No premium, upon redemption or otherwise, shall be payable by the Company on the Senior Notes;

(f)  Principal of and any interest on the Senior Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(g)  The Senior Notes shall not be redeemable except as provided in Section 11.08 of the Indenture.  In connection with any redemption of Senior Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be August 24, 2010;

(h)  Other than with respect to any redemption of the Securities pursuant to Section 11.08 of the Indenture, the Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or analogous provision;

(i)  The Senior Notes shall be issued only in denominations of $1,000 and integral multiples of $1,000;

(j)  The principal amount of the Senior Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(k)  Additional Amounts shall only be payable on the Senior Notes pursuant to Section 10.04 of the Indenture;

(l)  The Senior Notes shall not be coverted into or exchange at the option of the Company or otherwise for stock or other securities of the Company;

(m)  The Senior Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars;

(n)  The payment of principal of (and premium, if any) or interest, if any, on the Senior notes shall be payable in the coin or currency of the United States of America;

(o)  The payment of principal of (and premium, if any) or interest, if any, on the Senior notes shall be payable only in the coin or currency in which the Senior Notes are denominated which, pursuant to (n) above, shall be the coin or currency of the United States of America;

(p)  The Senior Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(q)  The Senior Notes will not be issued in definitive form;

(r)  There is no Calculation Agent for the Senior Notes;

(s)  The Events of Default on the Senior Notes are as provided for in the Indenture;

(t)  The form of the Senior Note is attached as Exhibit B hereto, including the guarantee endorsed thereon;

(u) The Company may issue additional Senior Notes (“Additional Senior Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Senior Notes except for the price to the public and issue date, provided that such Additional Senior Notes must be issued with no more than de minimis original issue discount for U.S. federal income tax purposes, or constitute a “qualified reopening” for U.S. federal income tax purposes.  Any such Additional Senior Notes, together with the Senior Notes will constitute a single series of securities under the Indenture.

The resolutions set forth in Exhibit A hereto (i) have been duly adopted by an authorized committee of the Board of Directors of Company and (ii) are in full force and effect as of the date hereof;

All terms used but not defined herein shall have the meaning provided in the Indenture.

2

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Signed:	/s/ Jan Cargill
	Name:	Jan Cargill
	Title:	Deputy Secretary

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